CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Master Portfolio Trust – Government Portfolio (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Master Portfolio Trust –	Master Portfolio Trust –
Government Portfolio	Government Portfolio

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett

Date: April 21, 2017	Date: April 21, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.